Exhibit 11

Comtex Scientific Corporation
Earnings Per Share Computation


                              Three Months Ended
                              September 30,
                              1997                1996
                              ---------           ---------

Net Income                    $  3,667            $ 28,933

Add:
Interest expense savings
assuming repayment of
debt from excess proceeds
of exercise of stock
options under treasury
stock method assuming 20%
of outstanding shares
limitation                       2,074               -
                              ---------           ---------

                              $  5,741            $ 28,933
                              =========           =========
Weighted average shares:

Shares outstanding            7,854,667           7,854,667

Common stock equivalents      2,139,303             -
                              ---------           ---------
                              9,993,970           7,854,667
                              =========           =========

Earnings per share             $ 5,741  = $.00    $ 28,933 = $.00
                              ---------           ---------
                              9,993,970           7,854,667
